As filed with the Securities and Exchange Commission on March 31, 2010
Registration No. 333 — 139616

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Greenville Federal Financial Corporation
(Exact name of registrant as specified in its charter)

Ohio	20-3742295

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

690 Wagner Avenue, Greenville, Ohio	45331

(Address of Principal Executive Offices)	(Zip Code)
Greenville Federal Financial Corporation
2006 Equity Plan

(Full title of the plan)

Copy to:
Jeff D. Kniese President and Chief Executive Officer Greenville Federal Financial Corporation 690 Wagner Avenue Greenville, Ohio 45331	Cynthia A. Shafer, Esq. Vorys, Sater, Seymour and Pease LLP Suite 2000, Atrium Two 221 East Fourth Street Cincinnati, Ohio 45201-0236
(Name and address of agent for service)
(937) 548-4158

(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered	per share	price	fee
Common Stock, $.01 par value per share	157,670	*	$1,608,234*	$172.08 *

*	Pursuant to 17 C.F.R. §457(h)(l), because the offering price was not known at the time of the original filing, the proposed maximum aggregate offering price was based on the $10.20 average of the $10.20 high and the $10.20 low sales prices of Greenville Federal Financial Corporation common stock on December 15, 2006. The filing fee has been paid in full.

DEREGISTRATION OF SHARES
In accordance with the undertaking of Greenville Federal Financial Corporation set forth in its Registration Statement on Form S-8 (Reg. No. 333-139616) filed on December 22, 2006 (the “Registration Statement”), Greenville Federal Financial Corporation is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister the shares of common stock, $.01 par value per share, previously registered under the Securities Act of 1933 pursuant to the Registration Statement, that might be issued or awarded pursuant to the Greenville Federal Financial Corporation 2006 Equity Plan (the “Plan”) but have not yet been issued or awarded. Pursuant to the Plan, 32,140 shares have been awarded as retention shares and not forfeited, 22,420 of which may still be forfeited and returned to the Plan for future awards; no shares have been issued upon the exercise of options. Greenville Federal Financial Corporation intends to deregister its common stock, par value $.01 per share, under Section 12(g) of the Securities Exchange Act of 1934 through the filing of a Form 15. Because Greenville Federal Financial Corporation will no longer be required to file reports under Section 12(g), it wishes to suspend its obligation to file reports under Section 15(d) as well by deregistering the shares registered by the Registration Statement. Greenville Federal Financial Corporation is deregistering the remaining 125,530 shares that may be issued or awarded pursuant to the Plan, as well as the 22,420 shares that have been awarded but may be forfeited and returned to the Plan in the future.

SIGNATURES
INDEX TO EXHIBITS
EX-24

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of Ohio, on the 30th day of March, 2010.

GREENVILLE FEDERAL FINANCIAL CORPORATION
By:	/s/ Jeff D. Kniese
Jeff D. Kniese, President and Chief Executive
Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 30, 2010.

Signature	Title

/s/ Jeff D. Kniese Jeff D. Kniese	Director, President, Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

/s/ Susan J. Allread Susan J. Allread	Treasurer, Chief Financial Officer, Vice President, Secretary (Principal Financial and Accounting Officer)

/s/ David T. Feltman* David T. Feltman	Director

/s/ George S. Luce, Jr.*	Director
George S. Luce, Jr.

/s/ Richard J. O’Brien* Richard J. O’Brien	Director

/s/ Eunice F. Steinbrecher* Eunice F. Steinbrecher	Director

/s/ James W. Ward*	Director
James W. Ward

/s/ David R. Wolverton* David R. Wolverton	Director

/s/ Susan J. Allread Susan J. Allread	Attorney-in-Fact

*	By Susan J. Allread pursuant to Powers of Attorney executed by the directors indentified above, which Powers of Attorney have been filed with the Securities and Exchange Commission as exhibits to this Post-Effective Amendment No. 2 to Registration Statement on Form S-8.

INDEX TO EXHIBITS

Exhibit No.	Description	Location

3(a)	Greenville Federal Financial Corporation Federal Stock Subsidiary Holding Company Charter	Incorporated by reference to the Registration Statement on Form 8-A (the “Form 8A”) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on December 14, 2005, Exhibit 2.

3(b)	Greenville Federal Financial Corporation Federal Stock Subsidiary Holding Company Bylaws	Incorporated by reference to the 8-A, Exhibit 3

5	Opinion of Vorys, Sater, Seymour and Pease LLP	Incorporated by reference to the Registration Statement, Exhibit 5

10	Greenville Federal Financial Corporation Amended and Restated 2006 Equity Plan	Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement, Exhibit 10.1

23(a)	Consent of BKD, LLP	Incorporated by reference to the Registration Statement, Exhibit 23(a)

23(b)	Consent of Vorys, Sater, Seymour and Pease LLP	Filed as part of Exhibit 5

24	Powers of Attorney of Directors of Greenville Federal Financial Corporation	Filed herewith